SEI     NEW WAYS
                                      NEW ANSWERS

                     SEI INVESTMENTS GLOBAL FUNDS SERVICES

                                 CODE OF ETHICS

NOTE - This document is very important. Please take the time to read it thoroughly before you submit the required annual certification.

Any questions regarding this Code of Ethics should be referred to a member of the SEI
Compliance Department. See page 2 for more information.

A copy of this Code may be accessed on the SEI intranet site under the Corporate Governance section.

                                                                   February 2016

                               TABLE OF CONTENTS

I.   GENERAL POLICY                                                            2

II.  CODE OF ETHICS;

          A. Purpose of Code                                                   3
          B. Employee Categories                                               3
          C. Prohibitions and Restrictions                                     3
          D. Pre-clearance of Personal Securities Transactions                 4
          E. Reporting Requirements                                            5
          F. Detection and Reporting of Code Violations                        8
          G. Violations of the Code of Ethics                                  9
          H. Confidential Treatment                                            9
          I. Recordkeeping                                                     9
          J. Definitions Applicable to the Code of Ethics                     10

III. EXHIBITS -- CODE OF ETHICS REPORTING FORMS:

          EXHIBIT 1A -- Sample Account Opening Letter to Brokers/Dealers (from employee)

          EXHIBIT 1B -- Sample Account Opening Letter to Brokers/Dealers (from
                        SEI)

          EXHIBIT 2 -   Initial Securities Holdings Report

          EXHIBIT 3 -   Quarterly Transaction Report

          EXHIBIT 4 -   Annual Securities Holdings Report

          EXHIBIT 5 -   Annual Compliance Certification (only required in lieu
                        of preferred e-mail response)

          EXHIBIT 6 -   List of Investment Vehicles

I. GENERAL POLICY

SEI Investments Global Funds Services ("SIGFS") provides fund accounting and administration services to investment companies that are registered under the Investment Company Act of 1940. In addition, certain employees of SEI or their affiliates serve as directors and/or officers of certain Investment Vehicles. As used herein, "Investment Vehicle" refers to any registered investment company for which SEI provides fund administration or accounting services. This Code of Ethics ("Code") sets forth the procedures and restrictions governing the personal securities transactions for SEI personnel.

SEI has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SEI personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Code, certain SEI personnel, their family members, and other persons associated with SIGFS will be subject to various requirements for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

EACH PERSON SUBJECT TO THIS CODE MUST READ AND RETAIN A COPY OF THIS CODE AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS CODE MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO, DISGORGEMENT OF PROFITS, PENALTIES, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.

PLEASE NOTE THAT ALL SEI PERSONNEL ARE ALSO SUBJECT TO THE CODE OF CONDUCT OF SEI INVESTMENTS COMPANY, WHICH IS THE PARENT COMPANY OF SIGFS. THE REQUIREMENTS AND LIMITATIONS OF THIS CODE OF ETHICS ARE IN ADDITION TO ANY REQUIREMENTS OR LIMITATIONS CONTAINED IN THE CODE OF CONDUCT. IN ADDITION, EMPLOYEES OF SIGFS ARE SUBJECT TO ALL OTHER APPLICABLE COMPLIANCE POLICIES AND PROCEDURES ADOPTED BY THOSE ENTITIES. ALL EMPLOYEES ARE REQUIRED TO COMPLY WITH FEDERAL SECURITIES LAWS.

ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD BE DIRECTED TO A MEMBER OF THE SEI COMPLIANCE DEPARTMENT. KEITH DIETEL (610-676-2407) IS THE PRIMARY CONTACT.

II. CODE OF ETHICS

A. PURPOSE OF CODE

This Code is intended to conform to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 there under, as amended, to the extent applicable to SEI's role as fund accountant and administrator to Investment Vehicles. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such accounts. Certain SEI personnel will be subject to various requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories below.

B. EMPLOYEE CATEGORIES

     1.   ACCESS PERSON:

     (A) Any director, officer or employee of SEI or their affiliates who serves as a director or officer of an Investment Vehicle; and

     (B) Any director, officer or employee of SEI who, in connection with his or her regular functions or duties, obtains information concerning recommendations to an Investment Vehicle with regard to the purchase or sale of Covered Securities, or obtains prior or contemporaneous information regarding the purchase or sale of Covered Securities by an Investment Vehicle.

     2.   ADMINISTRATION PERSONNEL:

     Any director, officer or employee of SEI whose principal function or duties relate to the provision of fund accounting or fund administration services by SEI to any Investment Vehicle, and who is not an Access Person.

C. PROHIBITIONS AND RESTRICTIONS

     1.   PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

     Access Persons and Administration Personnel may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle:

     a. employ any device, scheme or artifice to defraud the Investment Vehicle for which SEI provides fund accounting or administration services;

     b. make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

     c. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

     d. engage in any manipulative practice with respect to the Investment Vehicle.

     2.   EXCESSIVE TRADING OF MUTUAL FUND SHARES

     Access Persons and Administration Personnel may not, directly or indirectly, engage in excessive short-term trading of shares of Investment Vehicles, except for money market funds. EXHIBIT 6 hereto provides a list of the Investment Vehicles for which SEI provides such services. For purposes of this section, a person's trades shall be considered "excessive" if made in violation of any stated policy in the fund's prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

D. PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS 1. TRANSACTIONS REQUIRED TO BE PRE-CLEARED:

          o Access Persons and Administration Personnel must pre-clear with the SEI Compliance Officer or the designated representative of the SEI Compliance Department a proposed transaction in a Covered Security if he or she has actual knowledge at the time of the transaction that, during the 24 hour period immediately preceding or following the transaction, the Covered Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle. The pre-clearance obligation applies to all Accounts held in the person's name or in the name of others in which they hold a Beneficial Ownership interest. NOTE THAT, AMONG OTHER THINGS, THIS MEANS THAT THESE PERSONS MUST PRE-CLEAR SUCH PROPOSED SECURITIES TRANSACTIONS BY THEIR SPOUSE OR DOMESTIC PARTNER, MINOR CHILDREN, AND RELATIVES WHO RESIDE IN THE PERSON'S HOUSEHOLD. NO TRANSACTION IN COVERED SECURITIES MAY BE EFFECTED WITHOUT PRIOR WRITTEN APPROVAL, EXCEPT THOSE SET FORTH BELOW IN SECTION D. 2 WHICH LISTS THE SECURITIES TRANSACTIONS THAT DO NOT REQUIRE PRE- CLEARANCE.

          o The SEI Compliance Officer or designated representative of the SEI Compliance Department may authorize a Pre-clearing Person to conduct the requested trade upon determining that the transaction for which pre-clearance is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the requesting person's work role, the size and holding period of the requesting person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requesting person's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the authorization must document the basis for the authorization.

     2.   TRANSACTIONS THAT DO NOT HAVE TO BE PRE-CLEARED:

          o purchases or sales over which the person pre-clearing the transactions (the "Pre-clearing Person") has no direct or indirect influence or control;

          o purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a BONA FIDE margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

          o purchases or withdrawals made pursuant to an Automatic Investment Program; however, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be reported in a quarterly transaction report;

          o purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and

          o    acquisitions of Covered Securities through gifts or bequests.

     3.   PRE-CLEARANCE PROCEDURES:

          o All requests for pre-clearance of securities transactions must be submitted to the SEI Compliance Officer or designated representative of the SEI Compliance Department by using the SEI Automated Pre-Clearance Trading system.

          o    The following information must be provided for each request:

               a.   Name, date, phone extension and job title; and

               b. Transaction detail, i. e. whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is traded in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction.

          o The SEI Compliance Officer or designated representative of the SEI Compliance Department will notify the requesting person whether the trading request is approved or denied through the SEI Automated Pre-Clearance Trading system.

          o A Pre-clearance Request should not be submitted for a transaction that the requesting person does not intend to execute.

          o Pre-clearance trading authorization is valid from the time when approval is granted through the next business day. If the transaction is not executed within this period, an explanation of why the previous pre-cleared transaction was not completed must be submitted to the SEI Compliance department or entered into the SEI Automated Pre-clearance Trading system. Also, Open and Limit Orders must be resubmitted for pre-clearance approval if not executed within the permitted time period.

          o The SEI Compliance Officer or designated representative of the SEI Compliance Department can grant exemptions from the personal trading restrictions in this Code (with the exception of pre-clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the certification of the requesting person as to his or her lack of knowledge of transactions by Investment Vehicles for which SEI provides fund accounting or administration services, the requesting person's work role, the size and holding period of the person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the exemption must document all exemptions.

          o The SEI Compliance Department will maintain pre-clearance records and records of exemptions granted for 5 years.

E.   REPORTING REQUIREMENTS

     Note: For purposes of the reporting obligations below, please keep in mind that, in addition to other investment companies for which we provide services, the SEI Funds(1) (excluding money market funds)


----------
(1) The SEI Family of Funds includes the following Trusts: Adviser Managed Trust, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Insurance Products Trust, SEI Tax Exempt Trust, SEI Structured Credit Fund, L.P., New Covenant Funds and The Catholic Values Trust.

     meet the definition of Reportable Funds and, therefore, are Covered Securities. Trades in SEI Funds transacted through the SEI Capital Accumulation (401(k)) Plan and trades transacted through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code. You do not need to report separately with respect to those accounts. However, any trades in SEI Funds transacted in a different channel must be reported to the SEI Compliance Officer or the designated representative of the SEI Compliance Department.

1.   DUPLICATE BROKERAGE STATEMENTS (ACCESS PERSONS)

     o All Access Persons are required to instruct their broker/dealer to file duplicate statements with the SEI Compliance Department at SEI Oaks. Statements must be filed for all Accounts (including those in which the person has a Beneficial Ownership interest), except those that trade exclusively in open-end funds other than Reportable Funds, government securities or Automatic Investment Plans AND DO NOT OFFER THE ABILITY TO TRADE IN COVERED SECURITIES. Failure of a broker/dealer to send duplicate statements will not excuse a violation of this Section.

     o A sample letter instructing the broker/dealer firms to send the statements to SEI is included as EXHIBIT 1A of this Code. If the broker/dealer requires a letter authorizing an SEI employee to open an account, a sample of that type of permission letter may also be found in EXHIBIT 1B. Please complete the necessary brokerage information and forward a signature ready copy to the SEI Compliance Officer.

     o If no such duplicate statement can be supplied, the employee should contact the SEI Compliance Department.

2.   INITIAL HOLDINGS REPORT (ACCESS PERSONS)

     o All Access Persons must submit an Initial Holdings Report to the SEI Compliance Officer or designated representative of the SEI Compliance Department disclosing EVERY Covered Security, including Reportable Funds, beneficially owned directly or indirectly by such person WITHIN 10 DAYS of becoming an Access Person. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics violations.

     o    The following information must be provided on the report:

          a.   the title of the security;

          b.   the number of shares held;

          c.   the principal amount of the security;

          d. the name of the broker, dealer, transfer agent; bank or other location where the security is held; and

          e. the date the report is submitted. The information disclosed in the report should be current as of a date no more than 45 days prior to the date the person becomes an Access Person. If the above information is contained on the Access Person's brokerage statement, he or she may attach the statement and sign the Initial Holdings Report.

     o    The Initial Holdings Report is attached as EXHIBIT 2 to this Code.

     3.   QUARTERLY REPORT OF SECURITIES TRANSACTIONS (ACCESS PERSONS)

          o Access Persons must submit quarterly transaction reports of the purchases and/or sales of Covered Securities in which such persons have a direct or indirect Beneficial Ownership interest. A form for documenting the required reporting will be provided to all of the above defined persons before the end of each quarter by the SEI Compliance Officer or designated representative of the SEI Compliance Department and must be completed and returned NO LATER THAN 30 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

          o    The following information must be provided on the report:

               a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;

               b. whether the transaction is a purchase, sale or other acquisition or disposition;

                    c.   the transaction price;

               d. the name of the broker, dealer or bank through whom the transaction was effected;

               e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number; and

               f.   the date the report is submitted.

          o    The Quarterly Report of Securities Transaction is attached as
               EXHIBIT 3 to this Code.

     4.   ANNUAL REPORT OF SECURITIES HOLDINGS (ACCESS PERSONS)

          o On an annual basis, all Access Persons must submit to the SEI Compliance Officer or designated representative of the SEI Compliance Department an Annual Report of Securities Holdings that contains a list of all Covered Securities, including Reportable Funds, in which they have any direct or indirect Beneficial Ownership interest.

          o    The following information must be provided on the report:

               a.   the title of the security;

               b.   the number of shares held;

               c.   the principal amount of the security;

               d. the name of the broker, dealer, transfer agent, bank or other location where the security is held; and

               e.   the date the report is submitted.

               The information disclosed in the report should be current as of a date no more than 45 days before the report is submitted. If the above information is contained on the Access Person's brokerage statement, he or she may attach the statement and sign the annual holdings report.

          o Annual Reports must be completed and returned to the SEI Compliance Officer or designated representative of the SEI Compliance Department WITHIN 30 DAYS after the end of the calendar year-end. Annual Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

          o The Annual Report of Securities Holdings is attached as EXHIBIT 4 to this Code.

     5.   ANNUAL CERTIFICATION OF COMPLIANCE

          o All Access Persons and Administration Personnel will be required to certify annually that they:

               a.   have read the Code of Ethics;

               b.   understand the Code of Ethics; and

               c.   have complied with the provisions of the Code of Ethics.

          o The SEI Compliance Officer or designated representative from the SEI Compliance Department will send out the form used to provide such certifications to all Access Persons and Administration Personnel. The certification must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year. Any person who repeatedly returns the forms late may be subject to the penalties in Section G regarding Code of Ethics violations.

          o The Annual Certification of Compliance is attached as EXHIBIT 5 to this Code.

     6.   EXCEPTION TO REPORTING REQUIREMENTS

          o An Access Person who is subject to the Code of Ethics of an affiliate of SEI ("Affiliate Code"), and who pursuant to the Affiliate Code submits reports consistent with the reporting requirements of paragraphs 1 through 4 above, will not be required to submit such reports under this Code.

F.   DETECTION AND REPORTING OF CODE VIOLATIONS

     1. The SEI Compliance Officer or designated representative of the SEI Compliance Department will:

          o review the personal securities transaction reports or duplicate statements filed by Access Persons and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the SEI Compliance Officer or the designated representative of the SEI Compliance Department determines that a compliance violation may have occurred, the Officer will give the person an opportunity to supply explanatory material;

          o prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of any Investment Vehicle that (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code;

          o prepare a written report to SEI management outlining any violations of the Code together with recommendations for the appropriate penalties; and

          o prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

     2. An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy, and any concern about retaliation should be reported immediately. Any person found to have retaliated against an employee for reporting violations will be subject to appropriate disciplinary action.

G. VIOLATIONS OF THE CODE OF ETHICS

     1.   PENALTIES:

          o Persons who violate the Code of Ethics may be subject to serious penalties, which may include:

               a.   written warning;

               b.   reversal of securities transactions;

               c.   restriction of trading privileges;

               d.   disgorgement of trading profits;

               e.   fines;

               f.   suspension or termination of employment; and/or

               g.   referral to regulatory or law enforcement agencies.

     2.   PENALTY FACTORS:

          o Factors which may be considered in determining an appropriate penalty include, but are not limited to:

               a.   the harm to clients;

               b.   the frequency of occurrence;

                    c.   the degree of personal benefit to the employee;

               d.   the degree of conflict of interest;

               e.   the extent of unjust enrichment;

               f. evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

               g. the level of accurate, honest and timely cooperation from the employee.

H. CONFIDENTIAL TREATMENT

     o The SEI Compliance Officer or designated representative from the SEI Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and outside SEI as necessary to evaluate compliance with or sanctions under this Code.

I. RECORDKEEPING

     o SEI will maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

     o A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

     o A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     o A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     o A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

J.  DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

     o ACCOUNT - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the person is a general partner or a principal of the general partner; and any other account over which the person exercises investment discretion.

     o AUTOMATIC INVESTMENT PLAN -- a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     o BENEFICIAL OWNERSHIP -- Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered Securities that are held in the name of:

          a.   a spouse or domestic partner;

          b.   a child residing at home or attending college;

          c.   a relative who resides in the person's household; or

          d. any other person IF: (a) the person obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or
               (b) the person can obtain title to the securities now or in the future.

     o COVERED SECURITY -- except as noted below, includes any interest or instrument commonly known as a "security", including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities. Reportable Funds (which include SEI Funds) are "Covered Securities. " See the definition of Reportable Funds below.

          A "Covered Security" DOES NOT INCLUDE (i) direct obligations of the U.
          S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and other high quality short-term debt instruments, including repurchase agreements, (v) shares issued by money market funds and (vi) shares issued by open-end investment companies other than a Reportable Fund.

     o INITIAL PUBLIC OFFERING -- an offering of securities for which a registration statement has not been previously filed with the U. S. SEC and for which there is no active public market in the shares.

     o INVESTMENT VEHICLE -- a registered investment company for which SEI provides fund administration or accounting services. A list of Investment Vehicles is provided as Exhibit 6 hereto. Please note that this list includes the SEI Funds.

     o PURCHASE OR SALE OF A COVERED SECURITY -- includes the writing of an option to purchase or sell a security.

     o REPORTABLE FUND -- Any Investment Vehicle other than a money market fund.

                                                                      EXHIBIT 1A

               SAMPLE ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

                          (SENT DIRECTLY BY EMPLOYEE)

Date:

Your Broker
street address
city, state zip code

Re: Your Name,     your S.S. # or account #

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Global Funds Services. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:

                     SEI Investments Global Funds Services
                        Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics. Thank you for your cooperation.

Sincerely,

Your name

                                                                   February 2016

                                                                      EXHIBIT 1B

               SAMPLE ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

                                 (SENT BY SEI)

Date:

[Address]

     Re: Employee Name,     Account #,     SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Global Funds Services. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:

                     SEI Investments Global Funds Services
                        Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics. Thank you for your cooperation.

Sincerely,

SEI Compliance Officer

                                                                   February 2016

                                                                       EXHIBIT 2

                     SEI INVESTMENTS GLOBAL FUNDS SERVICES
                       INITIAL SECURITIES HOLDINGS REPORT

Name of Reporting Person:_______________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: _______________ Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________


SECURITIES HOLDINGS:

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Name of Issuer and       No. of Shares (if      Principal Amount, Maturity Date and      Name of Broker, Dealer or Bank Where
Title of Security        applicable)            Interest Rate (if applicable)            Security Held
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If you have no securities holdings to report, please check here. [ ]

SECURITIES ACCOUNTS:

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Name of Broker, Dealer or Bank     Account Number     Names on Account     Type of Account
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

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If you have no securities accounts to report, please check here. [ ]


I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST AND REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I HEREBY DECLARE THAT I WILL COMPLY WITH THE CODE OF ETHICS.

Signature: ____________________                              Date: ________

Received by: __________________

                                                                   February 2016

                                                                       EXHIBIT 3

                     SEI INVESTMENTS GLOBAL FUNDS SERVICES
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                      FOR THE QUARTER ENDED_______________


NAME:______________________________________
SUBMISSION DATE:_____________________________

SECURITIES TRANSACTIONS

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Date of Transaction   Name of Issuer and   No. of Shares (if   Principal Amount,   Type of Transaction   Price   Name of Broker,
                      Title of Security    applicable)         Maturity Date and                                 Dealer or Bank
                                                               Interest Rate (if                                 Effecting
                                                               applicable)                                       Transaction
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If you had no reportable transactions during the quarter, please check here. [ ]


NOTE: Trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and trades done through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code and do not have to be reported here. Any trades in SEI Funds done in a different channel must be reported.

This report is required of all officers, directors and certain other persons under Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies other than Reportable Funds. THE REPORT MUST BE RETURNED WITHIN 30 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

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Name of Broker, Dealer or Bank     Account Number     Names on Account     Date Account was Established     Type of Account
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If you did not establish a securities account during the quarter, please check here. [ ]


                                                                   February 2016

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Code of Ethics. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:__________________________

Received by: _______________________

                                                                   February 2016

                                                                       EXHIBIT 4

                     SEI INVESTMENTS GLOBAL FUNDS SERVICES
                       ANNUAL SECURITIES HOLDINGS REPORT
                       AS OF DECEMBER 31, ______________

NAME OF REPORTING PERSON: ______________________________________________________

SECURITIES HOLDINGS

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Name of Issuer and       No. of Shares (if applicable)      Principal Amount, Maturity      Name of Broker, Dealer or
Title of Security                                           Date and Interest Rate (if      Bank Where Security Held
                                                            applicable)
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If you had no securities holding to report this year, please check here. [ ]


SECURITIES ACCOUNTS

If you established an account within the year, please provide the following information:

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Name of Broker, Dealer or Bank     Date Account was Established     Account Number     Names on Account     Type of Account
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If you have no securities accounts to report this year, please check here. [ ]


I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

___________________________                       ____________________________
Signature                                         Received by

___________________________
Date

Note: DO NOT report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds other than Reportable Funds.


                                                                    October 2015

                                                                       EXHIBIT 5

                     SEI INVESTMENTS GLOBAL FUNDS SERVICES
                           RULE 17J-1 CODE OF ETHICS
                        ANNUAL COMPLIANCE CERTIFICATION

1.   I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SEI Compliance Officer and have received a satisfactory response[s].

3. For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.


Print Name: ______________________

Signature: _______________________

Date:_________

Received by SEI: ________________

NOTE -- This form is only required to be signed if the recipient was not able to electronically certify that he/she has read and understood the code of ethics by using the voting buttons on the e-mail that typically accompanies this document. In such cases, please return the signed form by attaching a scanned PDF version via an e-mail attachment to Keith Dietel (KDIETEL@SEIC.COM) or a hard copy via interoffice mail to Mr. Dietel (Summit 1).

                                                                    October 2015

                                                                       EXHIBIT 6

                  INVESTMENT VEHICLES AS OF FEBRUARY 29, 2016

THE ADVISORS' INNER CIRCLE FUND:                   AFFILIATED FUNDS
  Acadian Funds                                      The SEI Funds
  AlphaOne Funds                                     SEI Structured Credit Fund, L.P.
  Atlantic Trust                                     New Covenant Funds
  Cambiar Funds                                      Adviser Managed Trust
  CBRE Clarion Long/Short Fund                       Catholic Values Trust
  Cornerstone Advisors
  Edgewood Growth Fund                             UNAFFILIATED FUNDS:
  FMC Funds                                          Cambria Funds ETF
  Haverford Quality Growth Fund                      Causeway Capital Management Trust
  Hamlin High Dividend Equity Fund                   City National Rochdale Funds
  Harvest Funds                                      Community Capital Trust
  ICM Small Company Portfolio                        Exchange Traded Concepts ETF Funds
  Loomis Sayles                                      Global-X ETF Funds
  LSV Funds                                          Highland ETF Funds
  McKee International Equity Portfolio               JP Morgan ETF Trust
  Rice Hall James Portfolios                         KraneShares Funds and ETF
  Sarofim Equity Fund                                River Park Funds
  TS&W Portfolios                                    Schroder Funds
  Thomson Horstmann and Bryant Micro Cap Fund        TD Asset Management USA Funds, Inc.
  Westwood Funds                                     U.S. Global Investors Funds
                                                     Van Eck Market Vectors ETF
THE ADVISORS' INNER CIRCLE FUND II FUND:             Wilshire Mutual Funds, Inc.
  Cardinal Fund                                      Wilshire Variable Insurance Trust
  Champlain Funds
  Frost Funds
  Hancock Horizon Funds                            REGISTERED HEDGE FUNDS:
  LM Capital Opportunistic Bond Fund                 Madison Harbor Hedge Fund Strategies Fund
  Reaves Utility & Infrastructure Fund               Mellon Optima L/S Strategy Fund
  RSQ International Equity Fund                      Arden-Sage Funds
  Westfield Capital
  Kopernik Funds
  RQSI Small Cap Hedged Equity Fund

THE ADVISORS' INNER CIRCLE FUND III FUND:
  Knights of Columbus Funds
  Rothschild Larch Lane Funds
  Logan Circle Funds
  Nomura High Yield Fund
  North Pointe Funds
  Amundi Smith Breeden Fund
  PineBridge Dynamic Asset Allocation Fund
  Chiron Capital Allocation Fund

BISHOP STREET FUNDS
THE KP FUNDS
WINTON SERIES TRUST
WINTON DIVERSIFIED OPPORTUNITIES FUND
GALLERY TRUST